EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

       In connection with the Annual Report of Grand Havana Enterprises, Inc. (the “Company”) on Form 10-KSB for the period ended September 28, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Stanley Shuster, Chief Executive Officer and Chief Financial Officer of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods presented in this Report.

/s/ Stanley Shuster —————————————— Name: Stanley Shuster Title: Chief Executive Officer and Chief Financial Officer